                                                                   Exhibit 10.59

                         SETTLEMENT AND LEASE SURRENDER
                            AND TERMINATION AGREEMENT
                            -------------------------


         THIS SETTLEMENT AND LEASE SURRENDER AND TERMINATION AGREEMENT ("Agreement") made and entered into on October 16, 2002 (the "Effective Date"), by and between Deerfield Holdings, L.P. ("Landlord"), Barry Real Estate Companies, Inc., Landlord's agent with respect to the Lease (as hereinafter defined) and Premises (as hereinafter defined) ("Landlord's Agent"), and Integrated Information Systems, Inc. ("Tenant").


                              W I T N E S S E T H:

         WHEREAS, by Office Lease, dated on or about March 12, 2000, Landlord entered into a lease ("Lease") with Tenant for Suite 100, 100 Deerfield Point, 12725 Morris Road Extension, Alpharetta, Georgia 30004 ("Premises");

         WHEREAS, on or about May 8, 2002, Landlord through Landlord's Agent commenced a dispossessory action to regain possession of the premises and to recover monetary damages in a case styled: Deerfield Holdings, L.P., by and through its authorized agent Barry Real Estate Companies v. Integrated Information Systems, Inc., civil action no. 02DD000785F, State Court of Fulton County, State of Georgia ("Dispossessory Proceeding");

         WHEREAS, on or about June 6, 2002, a default judgment, granting Landlord possession of the Premises and $373,732 in monetary damages, was entered in the Dispossessory Proceeding in the State Court of Fulton County ("Default Judgment");

         WHEREAS, on or about July 31, 2002, Tenant's motion to set aside and vacate the Default Judgment was granted and final judgment in favor of Tenant was entered ("Final Judgment");

         WHEREAS, on or about August 6, 2002, Landlord served its notice of appeal to the Georgia Court of Appeals with respect to the Final Judgment;

         WHEREAS, on or about August 14, 2002, Tenant filed its notice of cross appeal to the Georgia Court of Appeals with respect to the Final Judgment;

         WHEREAS, Landlord and Landlord's Agent desire to accept Tenant's surrender of the Premises "AS IS" and the parties want to terminate the Lease;


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         WHEREAS, on or about September 12, 2002, Tenant filed a motion in the
Dispossessory Proceeding seeking an assessment of attorney's fees and expenses of litigation under O.C.G.A. ss. 9-15-14 against Landlord ("Tenant's Motion"); and

         WHEREAS, Landlord, Landlord's Agent, and Tenant are desirous of terminating the Lease and settling the Dispossessory Proceeding as well as settling any and all claims, known or unknown, demands, actions, and potential lawsuits of any kind or nature between them, based in whole or in any part upon any contracts, agreements, promises, leases, facts, conduct, activities, transactions, events, or occurrences, known or unknown, which have or allegedly have existed, occurred, happened, arisen, or transpired from the beginning of time to the date of this Agreement, including but not limited to the Dispossessory Proceeding.

         NOW, THEREFORE, in consideration of the foregoing, of certain payments described below, the mutual undertakings of the parties, and the terms, conditions, warranties, mutual general releases and mutual covenants not to sue hereinafter contained, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

         1.   SURRENDER OF PREMISES AND LEASE TERMINATION.
              -------------------------------------------

         Notwithstanding anything to the contrary in this Agreement, immediately upon the execution of this Agreement by all parties, Landlord accepts the surrender of the Premises by Tenant in an 'AS IS' condition.

         Notwithstanding anything to the contrary in this Agreement, immediately upon the execution of this Agreement by all parties, the Lease is terminated and of no further force and effect for any purpose. The parties mutually release each other from any and all further obligations of any sort or nature whatsoever under the Lease.

         Tenant will leave any remaining trade fixtures and equipment now in the Premises and hereby assigns and transfers its interest in these to Landlord.

         2.   PAYMENTS BY TENANT.
              ------------------

         Subject only to the parties executing this Agreement and the dismissals in favor of Tenant referred to herein, Tenant shall pay Landlord a total of $172,608 (the "Settlement Funds") as follows:

         a. $86,304 (the "Initial Payment") shall be paid on the Effective Date, by means of a cashier's check, or a check drawn upon the escrow or trust account of Nelson Mullins Riley & Scarborough, L.L.P. ("Tenant's Counsel"), made payable to Landlord. Landlord agrees to accept the Initial Payment at the offices of Tenant's Counsel at First Union Plaza, Suite 1400, 999



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Peachtree Street, N.E., Atlanta, Georgia 30309 in exchange for execution and delivery of this Agreement and the execution and delivery of the dismissal referred to herein.

         b. The balance of $86,304 shall be paid in twenty (20) equal quarterly installments of $4315.20 each (individually, an "Installment Payment"; collectively, the "Installment Payments"). The initial Installment Payment shall be due on January 2, 2003. Thereafter, each quarterly Installment Payment shall be due on the first business day following the close of each quarter-year, which closing dates the parties hereby agree are March 31 (the close of the first quarter), June 30 (the close of the second quarter), September 30 (the close of the third quarter), and December 31 (the close of the fourth quarter), until the entire amount of the Settlement Funds has been paid in full. The Installment Payments may be made by means of Tenant's company checks, and shall be delivered to Landlord c/o Barry Real Estate Companies, Inc., 2018 Powers Ferry Road, Suite 650, Atlanta, Georgia 30339, Attention: Chris Hughes ("Landlord's Address").

         3.   MUTUAL GENERAL RELEASE IN FAVOR OF LANDLORD AND LANDLORD'S AGENT.
              -----------------------------------------------------------------

         Subject only to the obligations set forth in this Agreement and the execution and delivery of the dismissals referred to herein, Tenant hereby releases, acquits, remises and forever discharges Landlord and Landlord's Agent and their respective directors, officers, agents, assigns, representatives, attorneys, heirs, executors, administrators, beneficiaries, and all persons acting by, through, under or in concert with either of them, or any of them of and from any and all claims, demands, rights, liabilities, losses, judgments, actions, causes of action, suits, obligations, or liability of any kind or nature (including but not limited to, attorneys' fees, expenses of litigation, bad faith and punitive damages and damages for abusive litigation) that have arisen or occurred or that may arise or occur at any time in the future based in whole or in any part upon any promises, agreements, contracts, leases, facts, conduct, activities, transactions, events or occurrences, known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the date of this Agreement, including but not limited to, all claims asserted or that could have been asserted in the Dispossessory Proceeding and/or in any other civil action related in any way to the Lease.

         4.   MUTUAL GENERAL RELEASE IN FAVOR OF TENANT.
              ------------------------------------------

         Subject only to the obligations set forth in this Agreement, the execution and delivery of the dismissals referred to herein, and Tenant's payment of the Initial Installment of the Settlement Funds, as provided above, Landlord and Landord's Agent hereby release, acquit, remise and forever discharge Tenant and its directors, officers, agents, assigns, representatives, attorneys, heirs, executors, administrators, beneficiaries, and all persons acting by, through, under or in concert with either of them, or any of them of and from any and all claims, demands, rights, liabilities, losses, judgments, actions, causes of action, suits, obligations, or liability of any kind or nature (including but not limited to, attorneys' fees, expenses of litigation, bad faith



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and punitive damages and damages for abusive litigation) that have arisen or occurred or that may arise or occur at any time in the future based in whole or in any part upon any promises, agreements, contracts, leases, facts, conduct, activities, transactions, events or occurrences, known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the date of this Agreement, including but not limited to, all claims asserted or that could have been asserted in the Dispossessory Proceeding and/or in any other civil action related in any way to the Lease.

         5.   MUTUAL COVENANTS NOT TO SUE.
              ----------------------------

         Subject only to the obligations set forth in this Agreement and the execution and delivery of the dismissals referred to herein, Tenant on the one hand and Landlord and Landlord's Agent on the other hand do hereby mutually covenant not to institute any suit or action at law or in equity against each other in any way related to the Lease, Dispossessory Action, or any claims that were raised or could have raised in the Dispossessory Action or in any other civil action between them. ("Subject Matter of the Mutual Covenants"). These mutual covenants not to sue may be plead and treated as a complete defense to any action or proceeding that may be brought, instituted, or taken by any party to this Agreement against the other party with regard to the Subject Matter of the Mutual Covenants, and they shall forever be a complete bar to the commencement or prosecution of any such action, litigation, arbitration, or proceeding with respect to the Subject Matter of the Mutual Covenants. The purpose of these mutual covenants not to sue is to avoid further litigation.

         6.   CONFIDENTIALITY.
              ----------------

         The parties to this Agreement agree to maintain in confidence the terms and conditions of this Agreement, except that they may disclose the same as needed among themselves, their counsel and accountants and as required by any regulatory or taxing authority or the rules of any stock exchange, and in response to lawful process. If any party is served with legal process that may require it to testify regarding any aspect of this Agreement or the circumstances surrounding it then that party shall immediately tender the defense of the legal process to the other parties, allowing the other parties to defend against the process at their own expense and, if the defense is unsuccessful and the other party is required to testify regarding this Agreement, or the circumstances surrounding it the defending party may at its own expense endeavor to limit such testimony to the minimum amount of information required to be given by law. Any breach of this provision by any party shall subject that party to any and all damages allowed in law as well as to equitable relief. This confidentiality provision shall not apply to any legal process brought by any of the parties to this Agreement to enforce any of the obligations under it.



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         7.   TENANT'S MOTION.
              ----------------

         Subject only to the parties executing this Agreement and the dismissal with prejudice of the Dispossessory Proceeding and dismissal of Appeal No. A03A0226 by Landlord, Tenant shall dismiss (or withdraw) Tenant's Motion within two (2) business days of its counsel's receipt of date stamped file marked copies of both of the aforesaid dismissals. Tenant shall thereafter deliver to Landlord's Counsel via fax and mail a date stamped file-marked copy of said dismissal of Tenant's Motion

         8.   TERMINATION OF THE DISPOSSESSORY PROCEEDING AND ALL APPEALS
              -----------------------------------------------------------
              RELATED THERETO.
              ----------------

         Subject only to the parties executing this Agreement and the execution and delivery of the dismissals referred to herein, Landlord will immediately, upon Landlord's receipt of the Initial Installment of the Settlement Funds, dismiss the Dispossessory Proceeding, with prejudice, and dismiss or withdraw its Appeal No. A03A0226 with prejudice, and Tenant will immediately dismiss or withdraw its cross appeal Appeal No. A03A0227 with prejudice. The parties will exchange via fax and mail date-stamped, filed copies of these dismissals within three (3) business days following the Effective Date of this Agreement.

         After execution of this Agreement, the only remedies that the parties have against each other will be for breach of this Agreement except as expressly stated in this Agreement.


         9.   NO ADMISSION OF LIABILITY.
              --------------------------

         The parties agree and understand that the above-recited considerations are being paid or given in full accord, satisfaction, and compromise of disputed claims and that the payments and considerations are not admissions of liability by any party, but are being made for the purpose of terminating all disputes and litigation, pending or proposed, between the parties hereto.


         10.  ENTIRE AGREEMENT.
              -----------------

         This Agreement and its exhibits contain the entire agreement between the parties and fully supersedes any and all prior agreements or understandings between the parties with respect to the subject matter, and any and all prior discussions, negotiations, communications, commitments, and understandings related hereto are merged herein. This Agreement is executed on behalf of and is intended to bind the parties and their respective successors and assigns.



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


         11.  REMEDIES IN EVENT OF BREACH OF THIS AGREEMENT.
              ----------------------------------------------

         Except as expressly stated herein, this Agreement is fully effective upon delivery to the parties. Except as expressly stated herein, it is not dependent upon and may not be defeated by any further performance or non-performance of any obligations, conditions, covenants, promises, warranties or similar undertakings to be performed or not to be performed in the future by the parties. Except as expressly stated herein, the breach of any such duties or this Agreement shall give rise only to a cause of action for that breach and shall not reinstate the claims released under this Agreement.

         12.  MODIFICATION.
              -------------

         This Agreement may not be amended, modified, or terminated, in whole or in part, except by a written agreement executed by the parties.

         13.  VOLUNTARY.
              ----------

         This Agreement is executed voluntarily by each of the parties after full disclosure hereto without any duress or undue influence on the part of or on behalf of any of them. The parties hereto acknowledge that they have been represented, or have had the opportunity to be represented, in the negotiations for and in the performance of this Agreement by counsel of their own choice; they have read this Agreement; they have had it fully explained to them by such counsel or have had such opportunity; and they are fully aware of the contents of this Agreement and of its legal effect.

         14.  CONTROLLING LAW.
              ----------------

         The validity, performance, construction, interpretation, enforcement, and effect of this Agreement shall be governed by and enforced in accordance with the substantive laws of the State of Georgia.

         15.  MISCELLANEOUS.
              --------------

         a. If any provision of this Agreement is adjudged illegal, invalid, or unenforceable, the entire Agreement shall not be construed to be invalid and all remaining terms or provisions shall continue in full force and effect.



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


         b. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

         c. The Agreement is a fully-negotiated document, and it shall be deemed to have been jointly drafted by the parties. It shall not be more strictly construed against any party as the draftsman.

         d. Each party hereby represents and warrants that it has not assigned or otherwise transferred any claim(s) which otherwise would be released under this Agreement.

         e. The parties to this Agreement hereby swear and affirm on oath that all representations of fact appearing in them are true and correct to the best of their knowledge.

         f. Each party shall be responsible for its own fees and expenses, including attorney's fees.

         g. The parties hereto warrant that those persons signing on behalf of the entities have the requisite corporate authority to execute and deliver this Agreement on behalf of the parties hereto.

         h. The parties to this Agreement shall, without delay, execute any documents, perform all acts, and do all things necessary to effectuate any of the terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, sealed and delivered as of the date first set forth above.


                           [SIGNATURES ON NEXT PAGES]



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ATTEST:                                     DEERFIELD HOLDINGS, L.P.,
                                            Landlord
/s/ C. Barry
                                            By: /s/ C. Hughes

                                            Title: Manager
                                                   -------


Sworn to and subscribed before me
this __ day of October, 2002.


------------------------------
Notary Public for Georgia

My Commission Expires:

-----------------------------

           [SEAL]

         This Agreement was read and approved by me as counsel for Landlord prior to its execution by the Landlord.

         This 16th day of October, 2002.

                                                     /s/ Arlene L. Coleman
                                                     Arlene L. Coleman, Esq.
                                                     COLEMAN & DEMPSEY, LLP


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ATTEST:                                     BARRY REAL ESTATE COMPANIES, INC.
                                            Landlord's Agent

/s/ C. Barry
                                            By: /s/ C. Hughes

                                            Title: President
                                                   ---------



Sworn to and subscribed before me
this __ day of October, 2002.


------------------------------
Notary Public for Georgia

My Commission Expires:

-----------------------------

           [SEAL]

         This Agreement was read and approved by me as counsel for Landlord's Agent prior to its execution by Landlord's Agent.

         This 16th day of October, 2002.

                                                     /s/ Arlene L. Coleman
                                                     Arlene L. Coleman, Esq.
                                                     COLEMAN & DEMPSEY, LLP



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ATTEST:                                    INTEGRATED INFORMATION SYSTEMS, INC.
                                           Tenant

/s/ Carole J. Wilder
                                           By: /s/ William A. Mahan


                                           Title: EVP & CFO


         This Agreement was read and approved by me as counsel for Tenant prior to its execution by Tenant.

         This 16th day of October, 2002.

                                             /s/ Caroline C. Kresky
                                             Caroline C. Kresky, Esq.
                                             NELSON MULLINS RILEY & SCARBOROUGH


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